UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Sale of Convertible Senior Subordinated Notes

On July 20, 2011, Powerwave Technologies, Inc. (the “Company”) entered into a Purchase Agreement pursuant to which it agreed to sell to the initial purchaser (the “Initial Purchaser”) $100 million aggregate principal amount of its 2.75% Convertible Senior Subordinated Notes due 2041 (the “New Notes”) in a private placement transaction.  The Notes are expected to be resold by the Initial Purchaser to qualified institutional buyers meeting the criteria contained in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The sale of $100 million aggregate principal amount of the New Notes includes the exercise in full of the $20 million overallotment option granted to the Initial Purchaser.  The sale of the New Notes to the Initial Purchaser was completed on July 26, 2011.

The aggregate net proceeds received by the Company from the sale of the New Notes was approximately $96.87 million after deducting the Initial Purchaser’s discount and estimated offering expenses.  Concurrent with the execution of the Purchase Agreement, the Company agreed to repurchase approximately $42.6 million aggregate principal amount of the 1.875% Notes, leaving approximately $15.3 million in principal amount of the 1.875% Notes remains outstanding.  In addition, the Company used approximately $25.0 million of the net proceeds from the sale of the New Notes to repurchase an aggregate of 11.2 million shares of the Company’s common stock (the “Common Stock”).  The Company expects to use the remaining net proceeds from the sale of the New Notes to repurchase or pay down additional indebtedness, and for general corporate and working capital purposes.

The terms of the New Notes are set forth in an Indenture (the “Indenture”), dated July 26, 2011, entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee, and in the Global Note issued by the Company pursuant to the Indenture on July 26, 2011.

The following table outlines the material terms of the New Notes:

New Notes - Summary of Terms
Principal Amount	$100,000,000 (which amount includes the $20,000,000 overallotment option that was exercised in full by the Initial Purchaser)
Interest	Interest will accrue at a rate of 2.75% per annum on the original principal amount of the New Notes, payable semiannually in arrears on July 15 and January 15 of each year.
Final Maturity	July 15, 2041 (unless earlier redeemed, repurchased or converted as set forth in the Indenture)
Accretion	Commencing on the issuance date, the principal amount of the New Notes shall accrete at a rate equal to 5.00% per annum compounding on a semi-annual basis.
Subordination
The New Notes will be the Company’s general unsecured obligations, will be subordinated to the Credit Agreement (as defined below) and other Senior Indebtedness (as defined in the Indenture), and will be senior to the 1.875% Notes and the Company’s 3.875% Convertible Subordinated Notes due 2027.

Holders’ Conversion Right
Holders may convert some or all of their outstanding New Notes, unless previously purchased by the Company, into shares of the Common Stock at a conversion rate of approximately 320.3075 shares of Common Stock per $1,000 original principal amount of the New Notes, which is equal to a conversion price of approximately $3.122 per share (subject to adjustment as set forth in the Indenture).  Accreted principal will not be eligible for conversion.

In addition, upon the occurrence of a Fundamental Change (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert its New Notes in connection with such a Fundamental Change based on the table set forth in the Indenture.

Company’s Conversion Option
At any time prior to July 15, 2015, the Company may elect to convert all or any portion of the outstanding original principal amount of the New Notes if the daily VWAP (as defined in the Indenture) of the Common Stock equals or has exceeded 130% of the then-applicable conversion price for at least 20 trading days in the period of 30 consecutive trading days.

Coupon Make-Whole Payment
If the Company elects to convert some or all of the New Notes prior to July 15, 2015, it will make an additional cash payment on the New Notes equal to the aggregate amount of interest that would have accrued on the outstanding original principal amount of the New Notes from July 26, 2011 to but excluding July 15, 2015, less any interest already paid on the New Notes.

Optional Redemption
The Company may redeem all or any portion of the New Notes at any time on or after July 15, 2015, at a price equal to 100% of the accreted principal amount of the New Notes, plus accrued and unpaid interest on the outstanding original principal amount of the New Notes, payable in cash.

Repurchase of New Notes at Option of Holders
Holders may require the Company to repurchase all or a portion of their New Notes on July 15, 2018, July 15, 2025 and July 15, 2032 for a repurchase price equal to 100% of the accreted principal amount of the New Notes, plus accrued and unpaid interest on the outstanding original principal amount of the Notes, payable in cash.

Repurchase of Notes Upon a Fundamental Change
If the Company undergoes a Fundamental Change, holders will have the right to require us to repurchase all or a portion of their New Notes for a period of time after the fundamental change. The repurchase price will be equal to 100% of the accreted principal amount of the New Notes, plus accrued and unpaid interest on the outstanding original principal amount of the New Notes, payable in cash.

The Company offered the New Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Purchase Agreement contains representations to support the Company’s reasonable belief that it is entitled to rely upon the exemption from registration provided by this section.

The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Form of Global Note, copies of which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

No Solicitation; Unregistered Securities

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security. Neither the New Notes nor the shares of Common Stock issuable upon conversion of the New Notes have been registered under the Securities Act or any applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Forward Looking Statements

The foregoing statements regarding the issuance of the New Notes and the use of proceeds from the sale of the New Notes are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995.  These forward-looking statements are based on information available to the Company as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended.  Such potential risks and uncertainties include those described in the Company’s Form 10-K for the fiscal year ended January 2, 2011, and its Form 10-Q for the quarterly period ended April 3, 2011, both of which were filed with the Securities and Exchange Commission (the SEC), and other risks and uncertainties detailed from time to time in the Company’s other reports filed with the SEC.  The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces.  The Company expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report to conform such statements to actual results or to changes in our opinions or expectations except as required by applicable law or the rules of the NASDAQ Stock Market.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01                      Other Events.

Credit Agreement Amendment

On July 19, 2011, the Company entered into Amendment Number Five to the Credit Agreement, Consent and Waiver (“Amendment Five”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”) to, among other things, obtain the consent of Wells Fargo to the issuance of the New Notes and the repurchase of the 1.875% Notes.   Amendment Five amends certain provisions of the Credit Agreement originally entered into by and among the Company, the Lenders and Wells Fargo on April 3, 2009 (as such has been amended from time to time, the “Credit Agreement”).

Item 9.01                      Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.                                                      Description

4.1                      Indenture, dated as of July 26, 2011, between Powerwave Technologies, Inc., as issuer,and Deutsche Bank Trust Company Americas, as trustee.

4.2                      2.75% Convertible Senior Subordinated Note due 2041 (Form of Global Note).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2011	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                                      Description

4.1                      Indenture, dated as of July 26, 2011, between Powerwave Technologies, Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee.

4.2                      2.75% Convertible Senior Subordinated Note due 2041 (Form of Global Note).